Tidal Trust III 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 128 and Amendment No. 131, to the Registration Statement on Form N-1A of VistaShares ACKtivist Select ETF, VistaShares Target 15 ACKtivist Distribution ETF, VistaShares BigShort Select ETF, VistaShares Target 15 BigShort Distribution ETF, VistaShares DRUKMacro Select ETF, VistaShares Target 15 DRUKMacro Distribution ETF and VistaShares Berkshire Select ETF, each a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 18, 2025